FIRST AMENDMENT TO NET LEASE AGREEMENT


     THIS AMENDMENT TO NET LEASE AGREEMENT, made and entered into effective as of the 3rd day of September, 2003, by and between AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP whose corporate general partner is AEI Fund Management XVII, Inc. ("Fund XVII") and AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP whose corporate general partner is AEI Fund Management XVIII, Inc. ("Fund XVIII"), whose address is 1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor")(fax #651 227 7705), and Kona Restaurant Group, Inc., a Delaware corporation, whose address is 20308 Highway 71 West, Suite 5, Spicewood, Texas 78669 ("Lessee") (fax # 512 263 8055);

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at Mansfield, Texas, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference and shall substitute for the Exhibit A heretofore attached to the Lease (as defined below); and

       WHEREAS, Lessee has constructed the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS, Lessee and Lessor have entered into that certain Net Lease Agreement dated April 3, 2003 (the "Lease") providing for the lease of said real property and Building (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions therein provided in the Lease;

     NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, including the completion of the Building and other improvements constituting the Leased Premises, Lessee and Lessor do hereby agree to amend the Lease as follows:

1. Article 2(A) and (B) of the Lease shall henceforth read as follows:

ARTICLE 2.     TERM

     (A) The term of this Lease ("Term") shall be the period commencing April 3, 2003 ("Occupancy Date") through the effective date hereof, plus seventeen (17) consecutive "Lease Years", as hereinafter defined, commencing on the effective date hereof, with the contemplated initial term hereof ending on September 30, 2020.

   (B) The first full Lease Year shall commence on the date of this First Amendment and continue through September 30, 2004.
Each Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.


2.   Article 4(A) of the Lease shall henceforth read as follows:

ARTICLE 4.  RENT PAYMENTS

  (A) Annual Rent Payable for the first Lease Year: Lessee shall pay to Lessor an annual Base Rent of $206,500, which amount shall be payable in advance on the first day of each month in equal monthly installments of $8,604.16 to Fund XVII and $8,604.17 to Fund XVIII. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

3. Article 35 is hereby deleted in its entirety; Lessor and Lessee agree that the referenced Development Financing Agreement is terminated in accordance with its terms.

4. Exhibit B to the Lease shall be as attached hereto, reflecting personalty on the Leased Premises owned by Lessor. All other terms and conditions of the Lease shall remain in full force and effect.

5. Lessee has accepted delivery of the Leased Premises and has entered into occupancy thereof;

6. Lessee has fully inspected the Premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease to be performed by the Lessor have been satisfied;

7. As of this date, the Lessor is not in default under any of the terms, conditions, provisions or agreements of the Lease and the undersigned has no offsets, claims or defenses against the Lessor with respect to the Lease.

8. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.

                     LESSEE:  Kona Restaurant Group, Inc.,

                                   By /s/ Sheri Strehle
                                   Its: Chief Financial Officer




(Lessor's signature on following page)



LESSOR:

       AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP

       By:  AEI Fund Management XVII, Inc.

       By: /s/ Robert P Johnson
               Robert P. Johnson, President


       AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP

       By:  AEI Fund Management XVIII, Inc.

       By: /s/ Robert P Johnson
               Robert P. Johnson, President







                           EXHIBIT "A"


Lot 1, Mansfield Commons, an Addition to the City of Mansfield, according to the Plat recorded in Cabinet A, Slide 6770, Plat
Records, Tarrant County, Texas.